Exhibit 32


                           SECTION 1350 CERTIFICATION

I, Henry Karbiner, Jr., President, Chief Executive Officer and Chief Financial Officer of Tri City Bankshares Corporation (the "Corporation"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

(1) the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


Dated:  November 12, 2007
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                                              /s/ Henry Karbiner, Jr.
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                                              Henry Karbiner, Jr.
                                              President, Chief Executive Officer
                                              and Treasurer (principal executive
                                              and financial officer)



A signed original of this written statement required by Section 906 has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission upon request. This statement "accompanies" the periodic report to which it relates and shall not be deemed as "filed" as part of the report or otherwise for purposes of the Securities Exchange Act of 1934.